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                                                                       EXHIBIT 1


       Recording Requested by
       COMMONWEALTH LAND TITLE
       WHEN RECORDED MAIL TO:

   Name:       J. Christopher Lewis
   Street      Riordan Venture Management
   Address:    300 S. Grand Ave., 29th Fl.                 [File Stamped]
   City:       Los Angeles,
   State:      CA
   Zip:        90071

   POWER OF ATTORNEY - GENERAL (INCLUDES OPTIONAL DURABLE POWER OF ATTORNEY). KNOW ALL PERSONS BY THESE PRESENTS: that RICHARD J. RIORDAN
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the undersigned (jointly or severally, if more than one) hereby make, constitute and appoint J. Christopher Lewis
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my true and lawful Attorney for me and in my name, place and stead and for my use and benefit:

   (a) To ask, demand, sue for, recover, collect and receive each and every sum of money, debt, account, legacy, bequest, interest, dividend, annuity and demand (which now is or hereafter shall become due, owing or payable) belonging to or claimed by me, and to use and take any lawful means for the recovery thereof by legal process or otherwise and to executed and deliver a satisfaction or release therefor, together with the right and power to compromise or compound any claim or demand.
   (b) To exercise any or all of the following powers as to real property, any interest therein and/or any building thereon: To contract for, purchase, receive and take possession thereof and of evidence of title thereto, to lease the same for any term or purpose, including leases (for business, residence and oil and/or mineral development, to sell, exchange, grant or convey the same with or without warranty, and to mortgage, transfer in trust, or otherwise encumber or hypothecate the same to secure payment of a negotiable or non-negotiable note or performance of any obligation or agreement.
   (c) To exercise any or all of the following powers as to all kinds of personal property and goods, wares and merchandise, choses in action and other property in possession or in action. To contract for, buy, sell, exchange, transfer and in any legal manner deal in and with the same, and to mortgage, transfer in trust or otherwise encumber or hypothecate the same to secure payment of a negotiable or non-negotiable note or performance of any obligation or agreement.
   (d) To borrow money and to execute and deliver negotiable or non-negotiable notes therefor with or without security; and to loan money and receive negotiable or non-negotiable notes therefor with such security as he/she shall deem proper.
   (a) To create, amend, supplement and terminate any trust and to instruct and advise the trustee of any trust wherein I am or may be trust/or beneficiary, to represent and vote stock, exercise stock rights, accept and deal with any dividend, distribution or bonus, join in any corporate financing, reorganization, merger, liquidation, consolidation or other action and the extension, compromise, conversion, adjustment, enforcement or foreclosure, singly or in conjunction with others of any corporate stock, bond, note, debenture or other security to compound, compromise, adjust, settle and satisfy any obligation, secured or unsecured, owing by or to me and to give or accept any property and/or money whether or not equal to or less than the amount owing in payment, settlement or satisfaction thereof.
   (f) To transact business of any kind or class and as my act and dead to sign, execute, acknowledge and delivery any dead, lease, assignment of lease, covenant, indenture, indemnity, agreement, mortgage, deed of trust, assignment of mortgage or of the beneficial interest under deed of trust, extension or renewal of any obligation, subordination or waiver of priority, hypothecation, bottomry, charter party, bill of lading, bill as sale, bill, bond, note, whether negotiable or non-negotiable receipt, evidence of debt, full or partial release or satisfaction of mortgage, judgment and other debt request for partial or full reconveyance of deed of trust and such other instruments in writing or any kind or class as may necessary or proper in the premises.
   (g) [Strike if not applicable] This Power of Attorney shall not be affected by subsequently incapacity of the principal tend shall remain effective for a period of l/12 years after the disability or incapacity occurs].
   (h) [Not applicable / Struck out]
   (i) If (g) and/or (h) are not stricken, the following warning applies - WARNING TO PERSON EXECUTING THIS DOCUMENT'
          THIS IS AN IMPORTANT LEGAL DOCUMENT. IT CREATES A DURABLE POWER OF ATTORNEY. BEFORE EXECUTING THIS DOCUMENT, YOU SHOULD KNOW THESE IMPORTANT FACTS:
              1. THIS DOCUMENT MAY PROVIDE THE PERSON YOU DESIGNATE AS YOUR ATTORNEY IN FACT WITH BROAD POWERS TO MANAGE, DISPOSE, SELL, AND CONVEY YOU REAL AND PERSONAL PROPERTY AND TO BORROW MONEY USING YOUR PROPERTY AS SECURITY FOR THE LOAN.
              2. THESE POWERS WILL EXIST FOR AN INDEFINITE PERIOD OF TIME UNLESS YOU LIMIT THEIR DURATION IN THIS DOCUMENT. THESE POWERS WILL CONTINUE TO EXIST NOTWITHSTANDING YOUR SUBSEQUENT DISABILITY OR INCAPACITY.
              3. YOU HAVE THE RIGHT TO REVOKE OR TERMINATE THIS POWER OF
          ATTORNEY.
              4. IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.
GIVING AND GRANTING unto my said Attorney, full power and authority to do and perform all and every act, and thing whatsoever requisite necessary or appropriate to be done in and about the premises as fully to all intents and purposes as I might or could do ff personally present, hereby ratifying all that my said Attorney shall lawfully do or cause to be done by virtue of these presents. The powers and authority hereby conferred upon my said Attorney shall be applicable to all real and personal or interests therein now owned or hereafter acquired by me and wherever situate.
        My said Attorney is empowered hereby to determine in his/her sole discretion the time when, purpose for and manner in which any power herein conferred upon him shall be exercised, and the conditions, provisions and covenants of any instrument or document which may be executed by him/her pursuant hereto; and in the acquisition or disposition of real or personal property, my said Attorney shall have exclusive power to fix the terms thereof for cash, credit and/or property and if on credit with you or without security.
        When the context so requires, the masculine gender includes the feminine and/or neuter and the singular number includes the plural. WITNESS my hand this 5" day of September, 1989

                                                          /s/ Richard J. Riordan
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                                                          Richard J. Riordan
STATE OF CALIFORNIA
                        }ss.
COUNTY OF Los Angeles
On this 5th day of September in the year 1989 before me, the undersigned, a Notary Public in, and for said State, personally appeared Richard J. Riordan personally known to me (or proved to me on the basis of satisfactory evidence) to be the person _ whose name is subscribed to the within instrument and acknowledged to me that __he__ executed it.

WITNESS my hand and official seal.    /s/ Lydia Reyes             [Official Seal
                                   ----------------------           Lydia Reyes]
                                    Notary Public in and
                                      for said State